Item 77H for Treasury Portfolio (a series of
Investors Cash Trust) (the "Fund")


Change in Control of Registrant

Below are the persons presumed to control one of Registrant's series because such person had owned more than 25% of the series based on the records of the series as of July 5, 2016.

As of July 2, 2015:

Series
Name of Person
Ownership
as % of
Series
Treasury
Portfolio
KNOTFLOAT & CO.
C/O STATE STREET
BANK
BOSTON, MA 02206-
5496
25.66%


As of July 5, 2016:

Series
Name of Person
Ownership
as % of
Series
Treasury
Portfolio
BAND & CO
C/O US BANK
MILWAUKEE WI
53201-1787
30.1863%